Globix Corporation

Imperial Capital

Peter Stevenson, CEO
May 24, 2005

Forward Looking Information and Pro Forma Statements

This presentation contains forward-looking information that is subject to various risks, including risks described in the most recent Annual Report on Form 10-K of Globix Corporation and other documents filed by Globix with the SEC.

Company Profile

Revenue:	$114 (LTM) MM
Employees:	~350
Customers:	~1,500
Major Locations:	New York, NY Boston MA London, England Atlanta, GA Fairfield, NJ Reston, VA Santa Clara, CA
Services:	IP Infrastructure Mgmt Application Mgmt Media Services Security Services Network Services
Customers:	Small-to-Midsize businesses, divisions of Fortune 1000 and telecom carriers.

Infrastructure:

POPs:	170+
Current Data Centers:	9
Colocation Facilities:	16
Telecom/Data Center Space:	139,000+ sq. feet
Fiber Miles:	220,000+
Route Miles:	5,000+

Key 2005 Highlights:

- Closed merger with NEON Communications
- Listed on American Stock Exchange: GEX
- Sixth consecutive quarter of revenue growth
- Continued reduction of long-term debt

Understanding Globix

And all the other parts too.

A company with backbone.


Apps
Media
Security
IP Infrastructure
Data Centers
Network Services
Optical Networking

The Globix Network



• Carrier Class
• 5,000 Route Miles
• Unique Rights of Ways
• 170+ Buildings On Net
• 16 Colocation Facilities
Los Angeles
Atlanta
NYIIX
New York
Washington, DC
Boston
LINX
LONAP
Packet Exchange
Band-X
London
AMS-IX
SFINX
Paris
Frankfurt
DE-CIX
Network Access Pointer Internet Exchange
Access POP
Data Center

Core Services

- Managed Hosting and Colocation
- Dedicated Internet access
- Security Services
- Media Services

IMPERIAL CAPITAL, LLC

GLOBIX

The Globix Network




NEON COLOCATION/CENTRAL OFFICE
CENTRAL OFFICE
POINT OF PRESENCE
METRO RING

Driving Network Growth

- **Market Data**
  - 43.1% total growth from 1999 – 2008 reaching $19.7B in 2008*
- **Wireless Sector**
  - 44% of FYQ2 sales bookings
  - 35% of monthly recurring revenue
- **Enterprise Sector**
  - 8% of monthly recurring revenue (0% in 2001)
- **Network Expansion**
  - Mid Atlantic Region growth
  - 29 buildings added in last 2years
- **Multi-Year Contracts**
  - 1 – 7 year terms (avg. 36 months in 2004)
- **Focused on Key Customers**
  - 105 Customers, ~$40k per month ARPU**

IMPERIAL CAPITAL, LLC

* Gartner Market Research Report; Forecast: Mobile Data Services, North America, 1999 - 2008

**ARPU (Average Revenue Per Unit) = average contracted monthly recurring revenue for the period divided by the average number of contracted customers for the period

GLOBIX

Value Added Managed Services Growth

- **Application Services**
  - Managed hosting
  - Packaged application management
  - System & database administration
  - Performance & scalability management
- **Media Services**
  - Media production
  - Encoding, hosting & distribution
  - Digital asset management
  - Presentation & webcasting
- **Security**
  - Pro-active DDOS mitigation
  - Managed firewall
  - Spam & virus filtering

Growth Performance

Managed Services: 19.6%
- Q2 2004 - $4.6
- Q2 2005 - $5.5

Hosting: 10.3%
- Q2 2004 - $5.8
- Q2 2005 - $6.4

Post Merger: Market Focused

- **Sell into growth areas**
  - Continued development of product line extensions
- **Increased cross-selling opportunities**
  - Identify and execute existing application, security, network and media services sales to current and prospective clients
  - Sales Teams are commissioned
- **More facilities and POPs**
  - Enhance footprint by 50,000+ sq footage of telecom & data center space throughout Northeast

Post Merger: Synergies

- Integrating network and facility functions
- Rolling Globix network onto NEON infrastructure (source from self)
- Overhead cost reductions
  - Headcount: ~390 to ~350
- Approximately $600 thousand in quarterly run rate savings achieved
- Targeting $1.2 – $2 million quarterly savings
- Stronger capital structure with decreased debt

Pro forma Revenue Trends by service



$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
(millions)
$4.9
$3.2
$6.7
$10.1
$4.4
$3.3
$6.3
$10.6
$4.2
$4.2
$6.3
$10.4
$4.5
$4.6
$6.2
$11.2
$4.5
$4.9
$6.5
$11.6
$4.3
$5.3
$6.3
$11.8
$4.0
$5.4
$6.5
$11.9
$4.0
$5.5
$6.7
$11.9
Q3-03
Q4-03
Q1-04
Q2-04
Q3-04
Q4-04
Q1-05
Q2-05
Hardware, Software, DSL and Other
Network and Internet Access
Managed Services
Internet Hosting and Colocation
Bandwidth Services

Globix Group	Q403	Q304	Q205
Customers	1,457	1,369	1,335
ARPU	$2,700	$3,300	$3,600

IMPERIAL CAPITAL, LLC

GLOBIX

Financial Impact of Merger

	Q2 Pro forma without Merger	Q2 Pro forma with Merger
Revenue	$16.8 Million	$29.1 Million
Adjusted EBITDA	$(0.7) Million*	$0.6 Million*
Long Term Debt	$92.1 Million**	$80.2 Million
Equity	$12.8 Million**	$109.1 Million

Notes:
- Q2 Pro forma without merger assumes the merger and associated debt reduction didn't take place
- Q2 Pro forma with merger assumes 12/31/04 merger effective date.
- Adjusted EBITDA: See appendix

*Includes approximately $0.8 Million of one time litigation expense

**Represents 12/31/04 balances as reported in 10Q for the period.

Pro forma Combined Globix & NEON

	Q3 6/30/04	Q4 9/30/04	Q1 12/31/04	Q2 3/31/05
Revenue	$27.7	$28.2	$28.8	$29.1
Adjusted EBITDA*	$1.4	$1.8	$(0.2)*	$0.6**

Notes:
- Pro forma combines Globix and NEON stand-alone financials
-Adjusted EBITDA: See Appendix
*Includes $2.0 Million of merger related costs recorded in Neon's results.
** Includes approximately $0.8 Million of one time litigation expense.

Moving Forward

- Focus sales in product growth areas:
  - Wireless communications
  - Media services
  - Security services
  - Managed Services
- Capture cost synergies
- Build awareness for Globix

Globix Corporation

Imperial Capital

Peter Stevenson, CEO
May 24, 2005

Appendix

	Qtr end 6/30/2004	Qtr end 9/30/2004	Qtr end 12/31/2004	Qtr end 3/31/2005
Loss from operations	(4,986)	(4,631)	(28,933)	(6,205)
Loss on impairment of assets	0	0	22,000	0
Depreciation/amortization	6,148	6,239	6,480	6,581
Non cash comp (stock)	(13)	23	23	3
Rental income	224	211	212	208
Adjusted EBITDA	1,373	1,842	(218)	587

Pro Forma Combined Globix & NEON 2004 Adjusted EBITDA Trend
(Adjusted EBITDA Reconciliation)

*** Adjusted EBITDA: We believe Adjusted EBITDA may be useful to investors as a performance measure and may help them understand our cash resources and requirements. In addition, we use Adjusted EBITDA in our internal business planning process, in setting company performance goals and for incentive compensation purposes. Adjusted EBITDA does not represent cash flow from operations, as defined under U.S. generally accepted accounting principles, and is not a measure of operating profitability or net income. Our computation of Adjusted EBITDA may differ from those used by other companies should not be considered comparable.**

Appendix

	Qtr end 6/30/2004	Qtr end 9/30/2004	Qtr end 12/31/2004	Qtr end 3/31/2005
Loss from operations	(3,595)	(3,344)	(4,015)	(4,582)
Loss on impairment of assets	0	0	0	0
Depreciation/amortization	3,519	3,465	3,543	3,626
Non cash comp (stock	(13)	23	23	3
Rental income	224	211	212	208
Adjusted EBITDA	135	355	(237)	(745)

****** Globix Corporation 2004 Adjusted EBITDA Trend**
(Adjusted EBITDA Reconciliation)

	Qtr end 6/30/2004	Qtr end 9/30/2004	Qtr end 12/31/2004	Qtr end 3/31/2005
Loss from operations	(1,391)	(1,287)	(24,918)	(1,623)
Depreciation/amortization	2,629	2,774	2,937	2,955
Loss on impairment of assets	0	0	22,000	0
Adjusted EBITDA	1,238	1,487	19	1,332

NEON Communications Inc 2004 EBITDA Trend
(Adjusted EBITDA Reconciliation)